Exhibit 99.1

American Resources Corporation Reports 32% Growth in Revenues and Provides Update on Strategic Initiatives

July 22nd, 2019 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / July 22nd, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier of raw materials to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and distribution of metallurgical coal to the steel industry, is pleased to announce its preliminary unaudited revenue for its second quarter of fiscal year 2019. The Company announced preliminary revenue for the three months ended June 30, 2019 of approximately $9.30 million. This preliminary revenue for the Company’s fiscal second quarter of 2019 represents a year-over-year increase of approximately 32% when compared to the same 3-month period last year and a 33% increase when compared to the Company’s revenue reported in the first fiscal quarter of 2019, which ended March 31, 2019. The growth in revenue is a result of the Company’s organic growth plan to expand its production of metallurgical coal throughout its operations in the Central Appalachian basin.

Organic Initiates

The Company, given its focus on metallurgical coal, has several attractive organic growth opportunities that have been put into its planning and development schedule. Over the course of the next six months the Company is putting a focus on expanding the production that utilizes the McCoy Elkhorn Coal complex. The invested capital is forecasted to have a payback of less than 12 months.

Based on organic growth from its already owned infrastructure, controlled mining permits and its capital investment schedule, the company is targeting a 2020 forecast range of 2.2 to 2.8 million tons of production.

Strategic Initiates

American Resources is constantly evaluating strategic initiatives to further grow its asset base, expand its operational footprint, and consolidate quality assets under its efficient, low-cost operating structure. With the most recent developments within the industry, there has been a series of attractive assets that have fallen into financial duress. Along with distressed assets, there are also a number of stranded assets the Company is evaluating that could potentially fit nicely within its core infrastructure. The management team remains focused on identifying accretive growth in the metallurgical coal sector and believes they are very well suited to be able to capitalize on such opportunities now and in the future.

“Organically and through strategic initiatives, we are very excited about the potential to expand our business in an accretive manner. Any acquisition of assets, mining permits or operations will be only those that are strategic to our existing operations and expansion plans in the metallurgical coal marketplace. We believe that the need for advanced and improved infrastructure to make the world more efficient and safe is imperative. We are truly excited to do our part to support this initiative.” commented Mark Jensen, Chairman and CEO of American Resources Corporation. “With the support of our various industry partners, we are excited about the possibility to selectively acquire attractive assets and operations, continue to employ the dedicated men and women at these operations, and continue being a good steward of the environment”.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. AREC’s operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia, where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Institutional/Retail/Individual Contact:
American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

PCG Advisory
Jeff Ramson, CEO
646-863-6893
jramson@pcgadvisory.com
www.pcgadvisory.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.
Source: American Resources Corporation